Bank of Florida Corp. Completes Acquisition of Old Florida Bankshares

     Assets Exceed $1.2 Billion; Becomes One of the Largest Publicly-Traded
                           Commercial Banks in Florida

      NAPLES, Fla., April 24 /PRNewswire-FirstCall/ -- Bank of Florida Corp. (Nasdaq: BOFL) ("Bank of Florida"), a $939 million-asset multi-bank holding company based in Naples, Florida, today announced completion of its acquisition of $276 million-asset Fort Myers, Florida-based Old Florida Bankshares ("Old Florida"). Old Florida shareholders are entitled to receive either 1.7915 shares of Bank of Florida common stock for each share of Old Florida held, $38.50 per share in cash, or a combination of stock and cash.

      At today's closing price of Bank of Florida common stock, the value of the merger consideration is approximately $72.7 million, consisting of 3.043 million Bank of Florida common shares and $16.5 million cash. With combined total assets in excess of $1.215 billion as of March 31, 2007 and market capitalization based on approximately 12.653 million common shares outstanding, the Company estimates that it will be positioned among the largest publicly-traded commercial banks headquartered in Florida.

      Michael L. McMullan, Bank of Florida's President and CEO stated, "We expect that the acquisition of Old Florida, which will be combined with our $386 million-asset Bank of Florida-Southwest subsidiary, will be accretive to both GAAP and cash earnings per share within twelve months of the transaction closing. This estimate is based on cost savings from eliminating duplicate functions between the two banks, including an overlapping branch, and from improved operational productivity by converting the core operating systems of all Bank of Florida's subsidiaries to the single fully-integrated system now used by Old Florida."

      McMullan went on to say, "We also expect to increase our consolidated noninterest income by providing products not previously offered to Old Florida customers, including wealth management and trust services, as well as from the expansion of more sophisticated treasury and cash management services. These services will be available to Bank of Florida customers company-wide through our new core operating system, which should facilitate increased business operating account balances and account analysis income. In addition, we are fortunate to have had Peter Setaro, former IT and Operations executive for Old Florida, on board at Bank of Florida for several months now preparing to lead the system conversion to the Jack Henry 'Silverlake' platform, which is planned to be completed in the fall of this year."

      The formal name change from Old Florida Bank into Bank of Florida-Southwest, including branch signage, will occur at the time of the system conversion. The combined bank will have approximately $662 million in assets as of March 31, 2007 and, following a branch consolidation in Bonita Springs, operate six locations in the Southwest Florida market under the direction of President and Chief Executive Officer Craig D. Sherman. "We are fortunate to have attracted Old Florida to join our bank," stated Sherman, "meeting one of our strategic objectives to expand further northward into the rapidly-growing Lee County marketplace as well as to add a superior branch location in Naples. Their conservative credit culture matches ours, and we are pleased with their efforts over the past six months to manage down their balance sheet by decreasing their exposure to residential real estate."

      Former Old Florida President and CEO, Larry W. Johnson, will serve as President of the Lee County market. "The merger into Bank of Florida is a wonderful combination for both our customers and employees. There should be a seamless transition on the operational and customer service side, with only the logo on the branch doors changing, enabling us to focus on offering Bank of Florida's expanded product line. In addition, we have many talented and committed employees who are excited about the new and challenging environment within such a rapidly growing organization as Bank of Florida."

      BANK OF FLORIDA CORPORATION

      Bank of Florida Corporation (Nasdaq: BOFL, Newspaper listing: "BcshFla") is a $1.2 billion-asset multi-bank holding company located in Naples, Florida. Bank of Florida Corporation is the parent company for Bank of Florida - Southwest in Collier and Lee Counties; Bank of Florida - Southeast in Broward, Miami-Dade and Palm Beach Counties; Bank of Florida - Tampa Bay in Hillsborough County; and Bank of Florida Trust Company. Investor information may be found on the Company's web site, http://www.bankofflorida.com, by clicking on the "Investor Relations" tab. To receive an email alert of all Company press releases, SEC filings, and events, select the "Email Notification" section.

      This press release may contain certain references to financial measures identified as being stated on an operating basis or which adjust for or exclude nonrecurring merger-related expenses, which are adjustments from comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"). These financial measures, as used herein, differ from financial measures reported under GAAP in that they exclude unusual or non-recurring charges, losses, credits or gains. This press release identifies the specific items excluded from the comparable GAAP financial measure in the calculation of each non-GAAP financial measure. Management believes that financial presentations excluding the impact of these items provide useful supplemental information that is important to a proper understanding of the Company's core business results by investors. These presentations should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures presented by other companies.

      SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

      The foregoing may also be deemed to be offering materials of the Company in connection with its proposed acquisition of Old Florida Bankshares, Inc. ("Old Florida") on the terms and subject to the conditions in the Agreement and Plan of Merger dated August 28, 2006, among the Company and Old Florida.

      Company and Old Florida shareholders and other investors are urged to read the Proxy Statement/Prospectus, a preliminary copy of which was included in the Registration Statement on Form S-4 (which Bank of Florida Corporation filed with the Securities and Exchange Commission on October 3, 2006 (and the final version of which was filed with the Securities and Exchange Commission as a 424(b)(3) on November 13, 2006, because it contains important information about the Company, Old Florida, the merger, the solicitation of proxies in the merger and related matters.

      The Proxy Statement/Prospectus is available for free on the Securities and Exchange Commission website (http://www.sec.gov) as a 424(b)(3) filed on November 13, 2006, and from Bank of Florida Corporation as follows:

      Chief Financial Officer
      Bank of Florida Corporation
      1185 Immokalee Road
      Naples, Florida 34110
      (239) 254-2100

      Certain statements in this press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which statements generally can be identified by the use of forward-looking terminology, such as "may," "will," "expect," "estimate," "anticipate," "believe," "target," "plan," "project," or "continue" or the negatives thereof or other variations thereon or similar terminology, and are made on the basis of management's plans and current analyses of Bank of Florida Corporation, its business and the industry as a whole. These forward- looking statements are subject to risks and uncertainties, including, but not limited to, economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. The above factors, in some cases, have affected, and in the future could affect Bank of Florida Corporation financial performance and could cause actual results for fiscal 2007 and beyond to differ materially from those expressed or implied in such forward-looking statements. Bank of Florida Corporation does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

      Contact:
      Tracy L. Keegan
      Executive VP & CFO
      Bank of Florida Corporation
      (239) 254-2147

SOURCE  Bank of Florida Corp.

/CONTACT:  Tracy L. Keegan,
           Executive VP & CFO of Bank of Florida Corporation,
           +1-239-254-2147/
           /Web site:  http://www.bankofflorida.com/(BOFL)